Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

RUI Holdings Inc

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Class A ordinary shares, par value $0.0001 per share	(1)	457(o)		$	$6,242,500.00	0.0001381	$862.09
Fees Previously Paid	Equity	Class A ordinary shares, par value $0.0001 per share		457(o)		$	$23,000,000.00		$3,176.30

Total Offering Amounts:							$29,242,500.00		4,038.39
Total Fees Previously Paid:									3,176.30
Total Fee Offsets:									862.09
Net Fee Due:									$0.00

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Offering Note(s)

(1)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”) includes 5,942,500 additional Class Ordinary Shares offered for resale by the Selling Shareholders.

In accordance with Rule 416, the Registrant is also registering an indeterminate number of additional ordinary shares that shall be issuable after the date hereof as a result of share splits, share dividends, or similar transactions.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)
Fee Offset Claims		(1)	F-1	333-296157	05/22/2026		$862.09				$	$
Fee Offset Sources	RUI Holdings Inc		F-1	333-296157		05/22/2026							2,314.21

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Explanation of the basis for claimed offset:

(1)	On May 22, 2026, the Company filed a registration statement on Form F-1 (Registration No. 333-296157), as amended (the "May Filing"), The May Filing registered 4,000,000 shares of Class A Ordinary Shares of the registrant in a primary offering (the "Primary Offering") with an aggregate offering price not to exceed $23,000,000. The Company intended for such shares to be sold on a firm commitment basis by the Company's underwriters in the Primary Offering and for such shares to be listed on the Nasdaq Capital Market In connection with the Primary Offering, the Company paid a filing fee of $3,176.30 ('the "Unused Fees"). Thereafter, the Company decided to pivot to an offering of the 6,242,500 shares of Class A Ordinary Shares on a self-written, "best efforts," no minimum basis. The Company also intends to apply to list such Shares on the OTCQB market after this Form F-1 becomes effective. As a result, $3,176.30 in previously paid fees remained available for future offset (calculated at the fee rate in effect on the filing date of the May Filing). In accordance with Rule 457(p) under the Securities Act, the registrant hereby applies $3,176.30 of the Unused Fees to offset the filing fee payable in connection with this filing.